NEWS RELEASE

Coeur Reports Second Quarter 2023 Results
Rochester Expansion Near Completion

Chicago, Illinois - August 9, 2023 - Coeur Mining, Inc. (“Coeur” or the “Company”) (NYSE: CDE) today reported second quarter 2023 financial results, including revenue of $177 million and cash flow from operating activities of $39 million. The Company reported GAAP net loss from continuing operations of $32 million, or $0.10 per share. On an adjusted basis1, Coeur reported EBITDA of $22 million, cash flow from operating activities before changes in working capital of $(7) million and net loss from continuing operations of $20 million, or $0.06 per share.

Key Highlights
•Rochester expansion approximately 97% complete as of July 31 – Solution is now circulating through the completed Stage VI leach pad and Merrill-Crowe process plant, with initial ounces expected to be recovered next month. Construction completion of the new three-stage crushing circuit is anticipated this quarter. Ramp-up of the expanded operation is set to occur over the remainder of 2023 and into early 2024, leading to expected significant production growth and materially lower costs. The estimated ultimate cost to complete the expansion is expected to be approximately 6 - 9%, or $40 - $60 million, higher than the prior high-end of guidance. The Company has incurred approximately $660 million of total project costs through the end of July
•Second quarter operating strength at Rochester and Wharf offset lower production at Kensington – Gold and silver production for the quarter totaled 68,406 ounces and 2.4 million ounces, respectively. Stronger production at Rochester and Wharf offset a weaker quarter at Kensington due to excessive water flows and paste backfill issues, which delayed the timing of production from certain stopes
•Full-year silver production guidance maintained; gold production guidance revised to reflect lower outlook at Kensington – 2023 silver production is expected to be 10 - 12 million ounces. 2023 gold production is expected to be 304,000 - 352,500 ounces, approximately 5% lower than prior full-year gold production guidance, after taking Kensington’s lower than anticipated second quarter production into account
•Balance sheet flexibility maintained to support remaining capital investments – Coeur ended the quarter with total liquidity of approximately $346 million including $57 million of cash, $280 million of available capacity under its $390 million revolving credit facility (“RCF”)2, and $9 million of marketable securities
•State of South Dakota approves Boston Expansion at Wharf - Coeur has received a state mine permit from the South Dakota Board of Minerals and Environment allowing for a fifty-acre expansion of mining operations at Wharf which is expected to add significant certainty to Wharf’s current eight-year mine life

“With the bulk of the multi-year expansion at Rochester now behind us, we look forward to beginning to deliver strong production growth and lower costs from Nevada’s largest primary silver mine,” said

Mitchell J. Krebs, President and Chief Executive Officer. “The team at Rochester is set to achieve a major milestone next month by recovering the first silver and gold ounces from the new leach pad and processing facility. The crushing facility is also expected to be complete this quarter, followed by a ramp-up of the newly expanded operation during the remainder of the year and into early 2024. Once ramped up, Rochester is expected to be one of the world’s largest operations of its kind with production rates approximately 2.5x higher than recent levels, a significantly lower cost structure, combined with the excellent potential to extend and enhance the mine life from its large, prospective, and under-explored land position.
“Our Palmarejo gold-silver mine in northern Mexico – Coeur’s largest single operation – delivered another solid quarter and continues to showcase its large, prospective land position with additional positive exploration results, which were highlighted in a recent press release. Although Kensington had a weaker than anticipated second quarter, the team has worked hard to address first half operational challenges in order to deliver a stronger second half. Our Wharf operation in South Dakota – which is in its 40th year of operation this year and recently produced its three millionth ounce of gold – continued to deliver solid results during the quarter and received state approval to proceed with an expansion that is expected to add certainty and operational flexibility to its current eight-year mine life.
“We remain committed to our strategy of differentiating Coeur Mining by delivering sector-leading growth and higher returns by reinvesting in the attractive exploration and expansion opportunities that exist throughout our portfolio of North American assets.”

Financial and Operating Highlights (Unaudited)

(Amounts in millions, except per share amounts, gold ounces produced & sold, and per-ounce metrics)	2Q 2023	1Q 2023	4Q 2022	3Q 2022	2Q 2022
Gold Sales	$121.4	$127.1	$157.6	$139.2	$146.6
Silver Sales	$55.9	$60.2	$52.5	$43.8	$57.5
Consolidated Revenue	$177.2	$187.3	$210.1	$183.0	$204.1
Costs Applicable to Sales[3]	$139.6	$153.1	$159.3	$163.2	$150.7
General and Administrative Expenses	$9.8	$12.1	$10.2	$9.7	$9.3
Net Income (Loss)	$(32.4)	$(24.6)	$49.0	$(57.4)	$(77.4)
Net Income (Loss) Per Share	$(0.10)	$(0.08)	$0.17	$(0.21)	$(0.28)
Adjusted Net Income (Loss)[1]	$(20.2)	$(33.1)	$(17.5)	$(44.7)	$(13.1)
Adjusted Net Income (Loss)[1] Per Share	$(0.06)	$(0.11)	$(0.06)	$(0.16)	$(0.05)
Weighted Average Shares Outstanding	333.1	301.0	284.5	278.1	278.0
EBITDA[1]	$4.0	$16.2	$84.9	$(20.5)	$(32.8)
Adjusted EBITDA[1]	$22.2	$25.1	$35.9	$18.3	$43.3
Cash Flow from Operating Activities	$39.4	$(35.0)	$28.5	$(19.1)	$22.6
Capital Expenditures	$85.6	$74.0	$113.1	$96.6	$73.2
Free Cash Flow[1]	$(46.2)	$(109.0)	$(84.5)	$(115.7)	$(50.6)
Cash, Equivalents & Short-Term Investments	$56.8	$67.0	$61.5	$75.4	$74.2
Total Debt[4]	$469.4	$494.1	$515.9	$635.7	$547.5
Average Realized Price Per Ounce – Gold	$1,809	$1,794	$1,787	$1,702	$1,729
Average Realized Price Per Ounce – Silver	$23.91	$23.25	$21.14	$19.09	$22.61
Gold Ounces Produced	68,406	69,039	87,727	83,438	83,772
Silver Ounces Produced	2.4	2.5	2.4	2.4	2.5
Gold Ounces Sold	67,090	70,866	88,189	81,782	84,786
Silver Ounces Sold	2.3	2.6	2.5	2.3	2.5
Adjusted CAS per AuOz[1]	$1,464	$1,381	$1,270	$1,318	$1,207
Adjusted CAS per AgOz[1]	$16.77	$15.83	$15.57	$14.52	$15.09

Financial Results
Second quarter 2023 revenue totaled $177 million compared to $187 million in the prior period and $204 million in the second quarter of 2022. The Company produced 68,406 and 2.4 million ounces of gold and silver, respectively, during the quarter. Metal sales for the quarter totaled 67,090 ounces of gold and 2.3 million ounces of silver. Average realized gold and silver prices for the quarter were $1,809 and $23.91 per ounce, respectively, compared to $1,794 and $23.25 per ounce in the prior period and $1,729 and $22.61 per ounce in the first quarter of 2022.
Gold and silver sales represented 68% and 32% of quarterly revenue, respectively, compared to 68% and 32% in the prior period. The Company’s U.S. operations accounted for approximately 59% of first quarter revenue compared to 56% in the first quarter of 2023.
Costs applicable to sales3 decreased 9% quarter-over-quarter to $140 million, largely due to lower production in the period. General and administrative expenses decreased 19% quarter-over-quarter to $10 million.
Coeur invested approximately $5 million ($3 million expensed and $2 million capitalized) in exploration during the quarter, compared to roughly $7 million ($5 million expensed and $2 million capitalized) in the prior period. See the “Operations” and “Exploration” sections for additional detail on the Company’s exploration activities.
The Company recorded income tax expense of approximately $9.9 million during the second quarter. Cash income and mining taxes paid during the period totaled approximately $2.7 million. As of December 31, 2022, Companywide U.S. net operating loss carryforwards totaled approximately $535 million.
Quarterly operating cash flow totaled $39 million compared to $(35) million in the prior period, mainly driven by strong operating performances at Palmarejo, Rochester and Wharf as well as favorable changes in working capital partially offset by the second quarter challenges at Kensington related to stope sequencing.
During the second quarter, Coeur satisfied the remaining $15 million obligation under its prepayment agreement at Kensington and exercised an option to receive an additional $25 million prepayment. The Company also exercised options under new agreements for a $10 million prepayment for deliveries of gold concentrate from Wharf as well as a $10 million prepayment for deliveries of gold and silver doré from Rochester, resulting in a net cash inflow from prepayments of approximately $30 million.
Capital expenditures increased 16% quarter-over-quarter to $86 million as a result of timing of payments on Rochester expansion capital. Expenditures related to the expansion project at Rochester totaled $55 million during the second quarter compared to $47 million in the first quarter. Sustaining and development capital expenditures accounted for approximately 34% and 66%, respectively, of Coeur’s total capital investment during the quarter.

Rochester Expansion Project Update
Coeur continued making solid progress on the construction of the Rochester expansion during the quarter as the project nears completion. At the end of July, the project was approximately 97% complete and the Company had incurred $660 million of the total project costs.
Coeur expects to achieve mechanical completion of the crusher corridor in the third quarter, with ramp-up anticipated throughout the second half of 2023 and into early 2024.
The Company also updated its estimate for the expected ultimate cost to complete the expansion, which reflects additional contractor hours required to offset the loss of approximately thirty days due to extreme weather and lower than planned productivity rates driven by a lack of qualified skilled labor. Together with ongoing inflationary impacts and required construction re-work to address issues from previously completed engineering designs, the Company expects the total cost for the project to be approximately 6 - 9%, or $40 - $60 million, above the high end of Coeur’s previous guidance range of $650 - $670 million.

Balance Sheet and Liquidity Update
Coeur ended the quarter with total liquidity of approximately $346 million, including $57 million of cash, $280 million of available capacity under its $390 million RCF2 subject to certain financial covenants, and $9 million of marketable securities.
To further enhance the Company’s balance sheet flexibility and liquidity during the final stages of the Rochester expansion, Coeur and its RCF banks agreed to amend the terms of the RCF to raise the maximum net leverage ratio from 4.25x to 5.50x for the third quarter of 2023 followed by decreasing the ratio to 4.5x for the fourth quarter of 2023 and the first quarter of 2024 before reverting to a ratio of 3.50x thereafter, among other items.

Hedging Update
During the second quarter, the Company added to its hedge position by executing additional hedges on 1.3 million ounces of its expected 2023 silver production. The Company’s hedging strategy continues to focus on mitigating risk during this period of capital intensity. An overview of the hedges in place is outlined below.

	3Q 2023	4Q 2023	Total 2023
Gold Ounces Hedged	55,749	55,749	111,498
Avg. Forward Price ($/oz)	$1,977	$1,977	$1,977
Silver Ounces Hedged	1,245,000	1,245,000	2,490,000
Avg. Forward Price ($/oz)	$25.34	$25.47	25.41

Rochester LCM Adjustment
Coeur reports the carrying value of metal and leach pad inventory at the lower of cost or net realizable value, with cost being determined using a weighted average cost method. Decreases in the market price of gold and silver can affect the value of metal inventory, stockpiles and leach pads, and it may be necessary to record a write-down to the net realizable value, as well as impact carrying value of long-lived assets. At the end of the second quarter, the cost of ore on leach pads at Rochester exceeded its net realizable value which resulted in a lower of cost or market (“LCM”) adjustment of $2 million (approximately $1.6 million in costs applicable to sales2 and $0.5 million of amortization). The non-cash write-down in the three months ended June 30, 2023 includes a $3.9 million recovery of losses recognized in the prior quarter.

Operations
Second quarter 2023 highlights for each of the Company’s operations are provided below.
Palmarejo, Mexico

(Dollars in millions, except per ounce amounts)	2Q 2023	1Q 2023	4Q 2022	3Q 2022	2Q 2022
Tons milled	472,622	533,606	554,247	538,750	539,600
Average gold grade (oz/t)	0.056	0.052	0.051	0.049	0.054
Average silver grade (oz/t)	4.10	4.02	3.16	3.53	3.95
Average recovery rate – Au	87.4%	90.1%	92.4%	93.3%	92.4%
Average recovery rate – Ag	83.5%	81.7%	85.0%	84.9%	84.2%
Gold ounces produced	23,216	25,118	25,935	24,807	27,109
Silver ounces produced (000’s)	1,617	1,752	1,489	1,612	1,795
Gold ounces sold	22,207	25,970	25,252	24,378	29,285
Silver ounces sold (000’s)	1,561	1,795	1,490	1,554	1,855
Average realized price per gold ounce	$1,589	$1,564	$1,509	$1,447	$1,507
Average realized price per silver ounce	$23.98	$23.23	$21.10	$19.01	$22.56
Metal sales	$72.7	$82.3	$69.5	$64.8	$86.0
Costs applicable to sales[3]	$46.6	$49.3	$47.1	$43.2	$49.1
Adjusted CAS per AuOz[1]	$1,023	$926	$1,027	$948	$855
Adjusted CAS per AgOz[1]	$15.16	$13.94	$14.23	$12.67	$12.97
Exploration expense	$1.6	$1.3	$1.5	$1.8	$1.7
Cash flow from operating activities	$18.6	$11.5	$18.9	$12.9	$22.3
Sustaining capital expenditures (excludes capital lease payments)	$10.7	$8.6	$8.1	$10.8	$10.1
Development capital expenditures	$1.2	$1.6	$—	$—	$—
Total capital expenditures	$11.9	$10.2	$8.1	$10.8	$10.1
Free cash flow[1]	$6.7	$1.3	$10.8	$2.1	$12.2
Operational
•Gold and silver production totaled 23,216 and 1.6 million ounces, respectively, compared to 25,118 and 1.8 million ounces in the prior period and 27,109 and 1.8 million ounces in the second quarter of 2022
•Production benefited from increased average grades, offset by lower average gold recoveries and decreased mill throughput
Financial
•Adjusted CAS1 for gold and silver on a co-product basis increased 10% and 9% quarter-over-quarter to $1,023 and $15.16 per ounce, respectively, driven by lower metal sales and a stronger Mexican Peso
•Capital expenditures increased 17% quarter-over-quarter to $12 million, reflecting increased underground mine development as well as continued work on the open pit tailings backfill project
•Free cash flow1 totaled $7 million compared to $1 million in the prior period
Exploration
•Exploration investment increased to approximately $2 million (substantially all expensed), compared to roughly $1 million (substantially all expensed) in the prior period
•Exploration activities focused on mapping and sampling to the east of the current operation and outside of the area of interest relating to the Franco-Nevada gold stream as well as drilling on the northwest extension of the Hidalgo zone. The aim of the mapping and sampling programs is to build a pipeline of targets for drilling in the coming years

•One drill rig was active during the quarter, focused on expansion drilling on the northwest extension of the Hidalgo zone (located at the northwest end of the Independencia deposit). In this portion of the system, three mineralized vein arrays have been identified — Hidalgo, Libertad and San Juan. While some results are still pending, visual indicators suggest all holes drilled during the second quarter intersected mineralization
•Coeur expects four drill rigs to be active at Palmarejo in the third quarter focused on expansion drilling at the Hidalgo zone. Due to Hidalgo’s proximity to existing infrastructure, it remains a key focus area for potential future resource additions
Other
•Approximately 33% of Palmarejo’s gold sales were sold under its gold stream agreement at a price of $800 per ounce. The Company anticipates approximately 30% - 40% of Palmarejo’s gold sales for 2023 will be sold under the gold stream agreement
Guidance
•Full-year 2023 production is expected to be 100,000 - 112,500 ounces of gold and 6.5 - 7.5 million ounces of silver
•CAS1 in 2023 are expected to be $900 - $1,050 per gold ounce and $14.25 - $15.25 per silver ounce
•Capital expenditures are expected to be $35 - $47 million, consisting primarily of underground development as well as development of the high compression thickener and other elements of the open pit backfill project, which is expected to be completed in the fourth quarter

Rochester, Nevada

(Dollars in millions, except per ounce amounts)	2Q 2023	1Q 2023	4Q 2022	3Q 2022	2Q 2022
Ore tons placed	2,690,840	2,456,586	2,754,118	3,551,353	4,236,459
Average silver grade (oz/t)	0.42	0.45	0.68	0.37	0.35
Average gold grade (oz/t)	0.003	0.003	0.003	0.004	0.003
Silver ounces produced (000’s)	683	761	973	745	689
Gold ounces produced	6,314	8,155	11,589	8,761	8,319
Silver ounces sold (000’s)	695	770	975	733	683
Gold ounces sold	6,493	8,349	11,646	8,725	8,071
Average realized price per silver ounce	$23.70	$23.19	$21.10	$19.10	$22.42
Average realized price per gold ounce	$1,946	$1,922	$1,893	$1,852	$1,883
Metal sales	$29.1	$33.9	$42.6	$30.2	$30.5
Costs applicable to sales[3]	$26.1	$42.9	$44.1	$50.8	$38.0
Adjusted CAS per AgOz[1]	$20.39	$20.24	$17.60	$18.46	$20.85
Adjusted CAS per AuOz[1]	$1,646	$1,655	$1,596	$1,821	$1,763
Exploration expense	$0.3	$0.4	$0.6	$0.6	$1.5
Cash flow from operating activities	$(3.8)	$(13.5)	$(5.5)	$(13.7)	$(9.1)
Sustaining capital expenditures (excludes capital lease payments)	$5.1	$4.3	$3.0	$5.1	$4.5
Development capital expenditures	$56.4	$47.7	$89.3	$68.9	$42.5
Total capital expenditures	$61.5	$52.0	$92.3	$74.0	$47.0
Free cash flow[1]	$(65.3)	$(65.5)	$(97.8)	$(87.7)	$(56.1)
Operational
•Silver and gold production totaled 682,656 and 6,314 ounces, respectively, compared to 761,346 and 8,155 ounces in the prior period and 689,169 and 8,319 ounces in the second quarter of 2022

•Lower production quarter-over-quarter is a result of 2.4 million tons being placed on the new Stage VI leach pad in preparation for the new Merrill-Crowe process plant startup in the third quarter
•Tons placed increased 10% quarter-over-quarter to roughly 2.7 million, roughly 90% of which were placed on the new Stage VI leach pad
Financial
•Second quarter adjusted CAS1 figures in the table above and highlighted below exclude the impact of an LCM adjustment totaling approximately $1.6 million related to the net realizable value of metal and leach pad inventory due to higher operating costs exceeding the lower market value of ounces under leach at Rochester
•Adjusted CAS1 for silver and gold on a co-product basis totaled $20.39 and $1,646 per ounce, respectively, due to continued higher costs as well as the effect of current metals prices
•Capital expenditures increased 18% quarter-over-quarter to $62 million, reflecting timing of spending related to the Rochester expansion project
•Free cash flow1 totaled $(65) million compared to $(66) million in the prior period
Exploration
•Exploration investment decreased 14% quarter-over-quarter to approximately $1 million ($0.3 million expensed and $0.3 million capitalized)
•Exploration activities focused on geologic logging, interpretation and geological modeling, which will continue through next quarter with drilling planned for the second half of the year at the Rochester pit
•Additionally, work continued on regional target assessment and ranking. The program will continue for the remainder of the year and systematically thereafter as geological knowledge and understanding of the district increases
Guidance
•Full-year 2023 production is expected to be 3.5 - 4.5 million ounces of silver and 35,000 - 50,000 ounces of gold. Production in 2023 is expected to be second half weighted with the construction completion of the expansion occurring in the third quarter
•The Company expects second half 2023 adjusted CAS1 to be similar to actual first half 2023 adjusted CAS1 as Coeur completes and ramps up the Rochester expansion
•Capital expenditures are expected to be $290 - $310 million (previously $228 - $252 million), which reflects Coeur’s current estimate to complete the expansion project

Kensington, Alaska

(Dollars in millions, except per ounce amounts)	2Q 2023	1Q 2023	4Q 2022	3Q 2022	2Q 2022
Tons milled	152,907	153,337	183,410	175,246	175,722
Average gold grade (oz/t)	0.09	0.15	0.18	0.18	0.17
Average recovery rate	90.9%	91.2%	92.4%	91.1%	91.6%
Gold ounces produced	13,193	20,296	30,335	28,214	27,866
Gold ounces sold	13,273	20,902	30,863	27,609	27,666
Average realized price per gold ounce, gross	$1,991	$1,983	$1,942	$1,808	$1,842
Treatment and refining charges per gold ounce	$142	$63	$38	$33	$34
Average realized price per gold ounce, net	$1,849	$1,920	$1,904	$1,775	$1,808
Metal sales	$24.6	$40.2	$58.8	$49.1	$50.3
Costs applicable to sales[3]	$39.1	$37.4	$39.2	$40.3	$39.3
Adjusted CAS per AuOz[1]	$2,927	$1,775	$1,265	$1,455	$1,399
Prepayment, working capital cash flow	$9.9	$(9.9)	$9.6	$(9.6)	$(0.1)
Exploration expense	$2.3	$1.0	$2.2	$2.8	$1.2
Cash flow from operating activities	$(3.7)	$(4.8)	$20.8	$(0.2)	$10.7
Sustaining capital expenditures (excludes capital lease payments)	$11.7	$10.7	$7.7	$7.1	$8.8
Development capital expenditures	$—	$—	$—	$—	$—
Total capital expenditures	$11.7	$10.7	$7.7	$7.1	$8.8
Free cash flow[1]	$(15.4)	$(15.5)	$13.1	$(7.3)	$1.9
Operational
•Gold production totaled 13,193 ounces compared to 20,296 ounces in the prior period and 27,866 ounces in the second quarter of 2022
•Lower production was driven by significant water inflows from Spring runoff and paste backfill challenges in upper Kensington, which led to stope extraction disruption as well as lower average gold grade as development ore was sent to the mill to make up for lower stope tonnage
Financial
•Adjusted CAS1 totaled $2,927 per ounce compared to $1,775 per ounce in the prior period, reflecting decreased metal sales
•Capital expenditures increased 9% quarter-over-quarter to $12 million due to increased capital development to support the ongoing multi-year exploration program aimed at extending mine life
•Free cash flow1 totaled $(15) million compared to $(16) million in the prior period
Exploration
•Exploration investment totaled approximately $5 million ($2 million expensed and $3 million capitalized), compared to $3 million ($1 million expensed and $2 million capitalized) in the prior period
•Up to four underground drill rigs were focused on expansion and infill drilling at Elmira, Kensington and Johnson
•In 2023, Coeur aims to build on the 2022 success from Upper Kensington (Zones 30, 30A and 30B) with further extensions of these zones. Assay results from second quarter drilling are still pending, but visual logging indicates that the mineralized zones continue
•In the third quarter, the Company expects to continue with infill and expansion drilling as well as commencing surface and underground scout drilling at Raven and Johnson East targets
Guidance

•Full-year 2023 production is expected to be 84,000 - 95,000 gold ounces (previously 100,000 - 112,500)
•CAS1 in 2023 are expected to be $1,650 - $1,750 per gold ounce (previously $1,500 - $1,700 per ounce). The revised figures reflect the lower-than-expected production during the first half of the year
•Capital expenditures are expected to be $50 - $62 million, of which approximately $28 - $34 million and $6 - $10 million is related to underground and infill drilling, respectively, as part of the multi-year exploration program

Wharf, South Dakota

(Dollars in millions, except per ounce amounts)	2Q 2023	1Q 2023	4Q 2022	3Q 2022	2Q 2022
Ore tons placed	1,041,846	1,156,794	975,994	1,353,071	1,050,215
Average gold grade (oz/t)	0.022	0.032	0.024	0.019	0.015
Gold ounces produced	25,683	15,470	19,868	21,656	20,478
Silver ounces produced (000’s)	88	21	9	13	12
Gold ounces sold	25,117	15,645	20,428	21,070	19,764
Silver ounces sold (000’s)	82	24	17	8	6
Average realized price per gold ounce	$1,946	$1,938	$1,895	$1,838	$1,886
Metal sales	$50.8	$30.9	$39.0	$38.9	$37.4
Costs applicable to sales[3]	$27.8	$23.5	$28.9	$28.9	$24.4
Adjusted CAS per AuOz[1]	$1,035	$1,466	$1,393	$1,357	$1,233
Exploration expense	$—	$—	$—	$—	$—
Cash flow from operating activities	$33.8	$1.9	$10.3	$6.9	$10.3
Sustaining capital expenditures (excludes capital lease payments)	$0.1	$—	$0.7	$0.3	$0.3
Development capital expenditures	$0.1	$0.1	$0.1	$0.2	$0.2
Total capital expenditures	$0.2	$0.1	$0.8	$0.5	$0.5
Free cash flow[1]	$33.6	$1.8	$9.5	$6.4	$9.8
Operational
•Gold production increased 66% quarter-over-quarter to 25,683 ounces, largely driven by the timing of ounces placed on the leach pad and due to higher grade ore placed in the first quarter. Year-over-year production increased 25%
Financial
•Adjusted CAS1 on a by-product basis decreased 29% quarter-over-quarter to $1,035 per ounce, largely driven by higher metal sales
•Capital expenditures remained consistent quarter-over-quarter at less than $1 million
•Free cash flow1 totaled $34 million compared to $2 million in the prior period, reflecting higher metal sales
Exploration
•Exploration investment remained flat quarter-over-quarter
•Throughout 2023, the focus will remain on geological modeling
Guidance
•Full-year 2023 production is expected to be 85,000 - 95,000 gold ounces
•CAS1 in 2023 are expected to be $1,200 - $1,350 per gold ounce

•Capital expenditures are expected to be $1 - $4 million

Exploration
Coeur had up to 6 active rigs across all sites during the second quarter, for a total investment of approximately $5 million ($3 million expensed and $2 million capitalized), compared to roughly $7 million ($5 million expensed and $2 million capitalized) in the prior period. The Company expects full year 2023 exploration investment to be approximately $40 - $50 million ($30 - $35 million expensed and $10 - $15 million capitalized), with the focus on Kensington, Palmarejo and Silvertip. The Company has invested nearly $245 million in exploration over the last five years, which has resulted in significant additions to reserves and resources across the portfolio.
Exploration investment at the Silvertip silver-zinc-lead exploration project in British Columbia, Canada in the second quarter totaled approximately $(3) million, which reflects the filing for a $6 million refund for 2021 and 2022 Mining Exploration Tax Credits from the province of British Columbia. Excluding the refund, exploration investment at Silvertip totaled approximately $3 million.
During the second quarter, compilation, analysis, interpretation and modeling of all geological data continued at Silvertip. A new detailed geological model is being developed to support year-end resource calculations at the end of 2023. This work is already bearing fruit with new concepts and exploration targets emerging. Additionally, exploration drilling recommenced late in the second quarter with 1 rig drilling scout holes from underground. Up to 2 underground and 2 surface rigs are expected to be active on the property during the second half of the year. The program for the second half of the year aims to add new resources to the south of the existing resource and to perform scout drilling on some high-priority targets. The Company expects to invest $10 - $14 million in exploration in 2023 at Silvertip, of which roughly $6 - $8 million is underground development.

2023 Guidance
Coeur reiterated its 2023 production and cost guidance other than (i) updating production and costs at Kensington and (ii) modifying capital expenditures to reflect the updated estimate to complete the Rochester expansion.

2023 Production Guidance

	Previous		Updated
	Gold	Silver	Gold	Silver
	(oz)	(K oz)	(oz)	(K oz)
Palmarejo	100,000 - 112,500	6,500 - 7,500	100,000 - 112,500	6,500 - 7,500
Rochester	35,000 - 50,000	3,500 - 4,500	35,000 - 50,000	3,500 - 4,500
Kensington	100,000 - 112,500	—	84,000 - 95,000	—
Wharf	85,000 - 95,000	—	85,000 - 95,000	—
Total	320,000 - 370,000	10,000 - 12,000	304,000 - 352,500	10,000 - 12,000

2023 Costs Applicable to Sales Guidance

	Previous		Updated
	Gold	Silver	Gold	Silver
	($/oz)	($/oz)	($/oz)	($/oz)
Palmarejo (co-product)	$900 - $1,050	$14.25 - $15.25	$900 - $1,050	$14.25 - $15.25
Rochester (co-product)	—	—	—	—
Kensington	$1,500 - $1,700	—	$1,650 - $1,750	—
Wharf (by-product)	$1,200 - $1,350	—	$1,200 - $1,350	—
The Company expects second half 2023 adjusted CAS1 at Rochester to be similar to actual first half 2023 adjusted CAS1 as Coeur completes and ramps up the expansion project.

2023 Capital, Exploration and G&A Guidance

	Previous	Updated
	($M)	($M)
Capital Expenditures, Sustaining	$120 - $145	$148 - $168
Capital Expenditures, Development	$200 - $235	$230 - $264
Exploration, Expensed	$30 - $35	$30 - $35
Exploration, Capitalized	$10 - $15	$10 - $15
General & Administrative Expenses	$36 - $40	$36 - $40

Note: The Company’s previous guidance figures assume estimated prices of $1,800/oz gold and $23.00/oz silver as well as CAD of 1.25 and MXN of 20.00. Guidance figures exclude the impact of any metal sales or foreign exchange hedges. The Company’s updated guidance figures assume estimated prices of $1,900/oz gold and $23.00/oz silver as well as CAD of 1.25 and MXN of 20.00. Guidance figures exclude the impact of any metal sales or foreign exchange hedges.

Financial Results and Conference Call
Coeur will host a conference call to discuss its second quarter 2023 financial results on August 10, 2023 at 11:00 a.m. Eastern Time.

Dial-In Numbers:        (855) 560-2581 (U.S.)
        (855) 669-9657 (Canada)
        (412) 542-4166 (International)
Conference ID:        Coeur Mining

Hosting the call will be Mitchell J. Krebs, President and Chief Executive Officer of Coeur, who will be joined by Thomas S. Whelan, Senior Vice President and Chief Financial Officer, Michael “Mick” Routledge, Senior Vice President and Chief Operating Officer, and other members of management. A replay of the call will be available through August 17, 2023.

Replay numbers:        (877) 344-7529 (U.S.)
        (855) 669-9658 (Canada)
        (412) 317-0088 (International)
Conference ID:        682 69 64

About Coeur
Coeur Mining, Inc. is a U.S.-based, well-diversified, growing precious metals producer with four wholly-owned operations: the Palmarejo gold-silver complex in Mexico, the Rochester silver-gold mine in Nevada, the Kensington gold mine in Alaska and the Wharf gold mine in South Dakota. In addition, the Company wholly-owns the Silvertip silver-zinc-lead exploration project in British Columbia.

Cautionary Statements
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding strategy, cash flow, growth, returns, capital allocation and investment, cost management, liquidity and balance sheet management, exploration and development efforts and plans, reserve and resource growth, mine life extension, the gold stream agreement at Palmarejo, expectations, plans, costs and timing regarding the Rochester expansion project and the Silvertip project, hedging strategies, anticipated production, costs and expenses and operations at Palmarejo, Rochester, Wharf and Kensington. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risk that the Rochester expansion project is not completed on a timely basis or requires more capital than currently anticipated for completion, the risk that anticipated production, cost and expense levels are not attained, the risks and hazards inherent in the mining business (including risks inherent in developing and expanding large-scale mining projects, environmental hazards, industrial accidents, weather or geologically-related conditions), changes in the market prices of gold and silver and a sustained lower price or higher treatment and refining charge environment, the uncertainties inherent in Coeur’s production, exploration and development activities, including risks relating to permitting and regulatory delays (including the impact of government shutdowns) and mining law changes, ground conditions, grade and recovery variability, any future labor disputes or work stoppages (involving the Company and its subsidiaries or third parties), the risk of adverse outcomes in litigation, the uncertainties inherent in the estimation of mineral reserves and resources, impacts from Coeur’s future acquisition of new mining properties or businesses, the loss of access or insolvency of any third-party refiner or smelter to whom Coeur markets its production, the continued effects of the COVID-19 pandemic, including impacts to workforce, materials and equipment availability, inflationary pressures, continued access to financing sources, government orders that may require temporary suspension of operations at one or more of our sites and effects on our suppliers or the refiners and smelters to whom the Company markets its production and on the communities where we operate, the effects of environmental and other governmental regulations and government shut-downs, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur’s ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur’s most recent reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities. This does not constitute an offer of any securities for sale.

The scientific and technical information concerning our mineral projects in this news release have been reviewed and approved by a “qualified person” under Item 1300 of SEC Regulation S-K, namely our Director, Technical Services, Christopher Pascoe. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and mineral resources, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, sociopolitical, marketing or other relevant factors, please review the Technical Report Summaries for each of the Company’s material properties which are available at www.sec.gov.

Non-U.S. GAAP Measures
We supplement the reporting of our financial information determined under United States generally accepted accounting principles (U.S. GAAP) with certain non-U.S. GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted EBITDA margin, free cash flow, adjusted net income (loss), operating cash flow before changes in working capital and adjusted costs applicable to sales per ounce (gold and silver) or pound (zinc or lead). We believe that these adjusted measures provide meaningful information to assist management, investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. We believe EBITDA, adjusted EBITDA, adjusted EBITDA margin, free cash flow, adjusted net income (loss) and adjusted costs applicable to sales per ounce (gold and silver) and pound (zinc and lead) are important measures in assessing the Company’s overall financial performance. For additional explanation regarding our use of non-U.S. GAAP financial measures, please refer to our Form 10-K for the year ended December 31, 2022.

Notes
1.    EBITDA, adjusted EBITDA, adjusted EBITDA margin, free cash flow, adjusted net income (loss), operating cash flow before changes in working capital and adjusted costs applicable to sales per ounce (gold and silver) are non-GAAP measures. Please see tables in the Appendix for the reconciliation to U.S. GAAP. Free cash flow is defined as cash flow from operating activities less capital expenditures. Liquidity is defined as cash and cash equivalents plus availability under the Company’s RCF. Please see tables in Appendix for the calculation of consolidated free cash flow, liquidity and adjusted liquidity.
2. As of June 30, 2023, Coeur had $30 million in outstanding letters of credit and $80 million in outstanding borrowings under its RCF.
3. Excludes amortization.
4. Includes capital leases. Net of debt issuance costs and premium received.

Average Spot Prices

	2Q 2023	1Q 2023	4Q 2022	3Q 2022	2Q 2022
Average Gold Spot Price Per Ounce	$1,976	$1,890	$1,726	$1,729	$1,871
Average Silver Spot Price Per Ounce	$24.13	$22.55	$21.17	$19.23	$22.60
Average Zinc Spot Price Per Pound	$1.15	$1.42	$1.36	$1.49	$1.77
Average Lead Spot Price Per Pound	$0.96	$0.97	$0.95	$0.90	$0.99

For Additional Information
Coeur Mining, Inc.
200 S. Wacker Drive, Suite 2100
Chicago, IL 60606

Attention: Jeff Wilhoit, Director, Investor Relations
Phone: (312) 489-5800
www.coeur.com

Source: Coeur Mining

COEUR MINING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30, 2023	December 31, 2022
ASSETS	In thousands, except share data
CURRENT ASSETS
Cash and cash equivalents	$56,845	$61,464
Receivables	29,615	36,333
Inventory	64,523	61,831
Ore on leach pads	108,768	82,958
Equity securities	9,240	32,032
Prepaid expenses and other	20,194	25,814
	289,185	300,432
NON-CURRENT ASSETS
Property, plant and equipment and mining properties, net	1,553,733	1,389,755
Ore on leach pads	34,991	51,268
Restricted assets	8,851	9,028
Equity securities	—	12,120
Receivables	20,888	22,023
Other	64,456	61,517
TOTAL ASSETS	$1,972,104	$1,846,143
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$143,146	$96,123
Accrued liabilities and other	110,386	92,863
Debt	21,110	24,578
Reclamation	5,796	5,796
	280,438	219,360
NON-CURRENT LIABILITIES
Debt	448,276	491,355
Reclamation	202,163	196,635
Deferred tax liabilities	19,262	14,459
Other long-term liabilities	33,203	35,318
	702,904	737,767
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share; authorized 600,000,000 shares, 350,166,722 issued and outstanding at June 30, 2023 and 295,697,624 at December 31, 2022	3,502	2,957
Additional paid-in capital	4,050,460	3,891,265
Accumulated other comprehensive income (loss)	9,347	12,343
Accumulated deficit	(3,074,547)	(3,017,549)
	988,762	889,016
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,972,104	$1,846,143

COEUR MINING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	In thousands, except share data
Revenue	$177,235	$204,123	$364,533	$392,527
COSTS AND EXPENSES
Costs applicable to sales(1)	139,637	150,679	292,693	283,946
Amortization	19,595	27,965	42,303	54,398
General and administrative	9,789	9,287	21,872	19,559
Exploration	2,920	5,279	7,570	10,697
Pre-development, reclamation, and other	10,048	9,178	20,938	20,590
Total costs and expenses	181,989	202,388	385,376	389,190
OTHER INCOME (EXPENSE), NET
Gain on debt extinguishment	2,961	—	2,961	—
Fair value adjustments, net	(3,922)	(62,810)	6,639	(52,205)
Interest expense, net of capitalized interest	(6,912)	(5,170)	(14,301)	(9,738)
Other, net	(9,919)	313	(10,880)	2,050
Total other income (expense), net	(17,792)	(67,667)	(15,581)	(59,893)
Income (loss) before income and mining taxes	(22,546)	(65,932)	(36,424)	(56,556)
Income and mining tax (expense) benefit	(9,866)	(11,502)	(20,574)	(13,196)
NET INCOME (LOSS)	$(32,412)	$(77,434)	$(56,998)	$(69,752)
OTHER COMPREHENSIVE INCOME (LOSS):
Change in fair value of derivative contracts designated as cash flow hedges	12,842	34,245	(86)	29,027
Reclassification adjustments for realized (gain) loss on cash flow hedges	1,224	(1,731)	(2,910)	(1,271)
Other comprehensive income (loss)	14,066	32,514	(2,996)	27,756
COMPREHENSIVE INCOME (LOSS)	$(18,346)	$(44,920)	$(59,994)	$(41,996)

NET INCOME (LOSS) PER SHARE
Basic income (loss) per share:
Basic	$(0.10)	$(0.28)	$(0.18)	$(0.26)

Diluted	$(0.10)	$(0.28)	$(0.18)	$(0.26)
(1) Excludes amortization.

COEUR MINING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	In thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(32,412)	$(77,434)	$(56,998)	$(69,752)
Adjustments:
Amortization	19,595	27,965	42,303	54,398
Accretion	4,073	3,529	8,066	6,992
Deferred taxes	(1,043)	704	5,408	(7,558)
Gain on debt extinguishment	(2,961)	—	(2,961)	—
Fair value adjustments, net	3,922	62,810	(6,639)	49,066
Stock-based compensation	2,676	2,347	5,827	4,614
Loss on the disposition of assets	12,631	—	12,631	—
Write-downs	1,627	9,219	14,740	16,814
Deferred revenue recognition	(15,100)	(241)	(25,215)	(556)
Other	72	874	2,141	(466)
Changes in operating assets and liabilities:
Receivables	(913)	(4,882)	2,137	4,218
Prepaid expenses and other current assets	4,260	3,523	3,764	3,014
Inventory and ore on leach pads	(18,738)	(11,263)	(36,373)	(28,935)
Accounts payable and accrued liabilities	61,708	5,493	35,563	(15,632)
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	39,397	22,644	4,394	16,217
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(85,581)	(73,156)	(159,629)	(142,658)
Proceeds from the sale of assets	8,228	630	8,228	16,001
Sale of investments	1,783	—	41,558	—
Proceeds from notes receivable	—	—	5,000	—
Other	(64)	(10)	(108)	(21)
CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(75,634)	(72,536)	(104,951)	(126,678)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	13,013	(62)	111,442	98,335
Issuance of notes and bank borrowings, net of issuance costs	150,000	70,000	225,000	155,000
Payments on debt, finance leases, and associated costs	(136,927)	(19,037)	(238,824)	(122,304)
Other	(225)	(160)	(2,322)	(3,563)
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	25,861	50,741	95,296	127,468
Effect of exchange rate changes on cash and cash equivalents	253	(13)	652	259
INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(10,123)	836	(4,609)	17,266
Cash, cash equivalents and restricted cash at beginning of period	68,683	74,719	63,169	58,289
Cash, cash equivalents and restricted cash at end of period	$58,560	$75,555	$58,560	$75,555

Adjusted EBITDA Reconciliation

(Dollars in thousands except per share amounts)	LTM 2Q 2023	2Q 2023	1Q 2023	4Q 2022	3Q 2022	2Q 2022
Net income (loss)	$(65,353)	$(32,412)	$(24,586)	$49,089	$(57,444)	$(77,434)
Interest expense, net of capitalized interest	28,424	6,912	7,389	8,191	5,932	5,170
Income tax provision (benefit)	22,036	9,866	10,708	(421)	1,883	11,502
Amortization	99,531	19,595	22,708	28,077	29,151	27,965
EBITDA	84,638	3,961	16,219	84,936	(20,478)	(32,797)
Fair value adjustments, net	7,824	3,922	(10,561)	1,396	13,067	62,810
Foreign exchange (gain) loss	311	(627)	1,154	(123)	(93)	507
Asset retirement obligation accretion	15,306	4,073	3,993	3,643	3,597	3,529
Inventory adjustments and write-downs	46,520	1,603	14,187	8,725	22,005	9,763
(Gain) loss on sale of assets and securities	(49,346)	12,622	9	(62,064)	87	(621)
RMC bankruptcy distribution	(3,167)	(1,516)	—	(1,651)	—	—
Gain on debt extinguishment	(2,961)	(2,961)	—	—	—	—
COVID-19 costs	526	21	56	155	294	318
Other adjustments	1,808	1,137	70	782	(181)	(179)
Adjusted EBITDA	$101,459	$22,235	$25,127	$35,799	$18,298	$43,330
Revenue	$757,642	$177,235	$187,298	$210,116	$182,993	$204,123
Adjusted EBITDA Margin	13%	13%	13%	17%	10%	21%

Adjusted Net Income (Loss) Reconciliation

(Dollars in thousands except per share amounts)	2Q 2023	1Q 2023	4Q 2022	3Q 2022	2Q 2022
Net income (loss)	$(32,412)	$(24,586)	$49,089	$(57,444)	$(77,434)
Fair value adjustments, net	3,922	(10,561)	1,396	13,067	62,810
Foreign exchange loss (gain)	154	1,991	458	(313)	513
(Gain) loss on sale of assets and securities	12,622	9	(62,064)	87	(621)
RMC bankruptcy distribution	(1,516)	—	(1,651)	—	—
Gain on debt extinguishment	(2,961)	—	—	—	—
COVID-19 costs	21	56	155	294	318
Other adjustments	1,137	70	782	(181)	(179)
Tax effect of adjustments	(1,120)	(37)	(5,616)	(231)	1,488
Adjusted net income (loss)	$(20,153)	$(33,058)	$(17,451)	$(44,721)	$(13,105)

Adjusted net income (loss) per share - Basic	$(0.06)	$(0.11)	$(0.06)	$(0.16)	$(0.05)
Adjusted net income (loss) per share - Diluted	$(0.06)	$(0.11)	$(0.06)	$(0.16)	$(0.05)

Consolidated Free Cash Flow Reconciliation

(Dollars in thousands)	2Q 2023	1Q 2023	4Q 2022	3Q 2022	2Q 2022
Cash flow from operations	$39,397	$(35,003)	$28,516	$(19,117)	$22,644
Capital expenditures	85,581	74,048	113,094	96,602	73,156
Free cash flow	$(46,184)	$(109,051)	$(84,578)	$(115,719)	$(50,512)

Consolidated Operating Cash Flow
Before Changes in Working Capital Reconciliation

(Dollars in thousands)	2Q 2023	1Q 2023	4Q 2022	3Q 2022	2Q 2022
Cash provided by (used in) operating activities	$39,397	$(35,003)	$28,516	$(19,117)	$22,644
Changes in operating assets and liabilities:
Receivables	913	(3,050)	(353)	119	4,882
Prepaid expenses and other	(4,260)	496	699	2,075	(3,523)
Inventories	18,738	17,635	8,798	13,715	11,263
Accounts payable and accrued liabilities	(61,708)	26,145	(18,022)	1,880	(5,493)
Operating cash flow before changes in working capital	$(6,920)	$6,223	$19,638	$(1,328)	$29,773

Reconciliation of Costs Applicable to Sales
for Three Months Ended June 30, 2023

In thousands (except metal sales, per ounce or per pound amounts)	Palmarejo	Rochester	Kensington	Wharf	Silvertip	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$54,608	$29,717	$43,950	$29,634	$1,021	$158,930
Amortization	(8,017)	(3,649)	(4,801)	(1,805)	(1,021)	(19,293)
Costs applicable to sales	$46,591	$26,068	$39,149	$27,829	$—	$139,637
Inventory Adjustments	(209)	(1,215)	(239)	77	—	(1,586)
By-product credit	—	—	(63)	(1,922)	—	(1,985)
Adjusted costs applicable to sales	$46,382	$24,853	$38,847	$25,984	$—	$136,066

Metal Sales
Gold ounces	22,207	6,493	13,273	25,117	—	67,090
Silver ounces	1,560,743	694,657	—	82,013	—	2,337,413
Zinc pounds					—	—
Lead pounds					—	—

Revenue Split
Gold	49%	43%	100%	100%
Silver	51%	57%			—%
Zinc					—%
Lead					—%

Adjusted costs applicable to sales
Gold ($/oz)	$1,023	$1,646	$2,927	$1,035		$1,464
Silver ($/oz)	$15.16	$20.39			$—	$16.77
Zinc ($/lb)					$—	$—
Lead ($/lb)					$—	$—

Reconciliation of Costs Applicable to Sales
for Three Months Ended March 31, 2023

In thousands (except metal sales, per ounce or per pound amounts)	Palmarejo	Rochester	Kensington	Wharf	Silvertip	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$57,984	$48,083	$43,226	$24,953	$1,221	$175,467
Amortization	(8,719)	(5,218)	(5,844)	(1,409)	(1,221)	(22,411)
Costs applicable to sales	$49,265	$42,865	$37,382	$23,544	$—	$153,056
Inventory Adjustments	(201)	(13,474)	(207)	(38)	—	(13,920)
By-product credit	—	—	(74)	(570)		(644)
Adjusted costs applicable to sales	$49,064	$29,391	$37,101	$22,936	$—	$138,492

Metal Sales
Gold ounces	25,970	8,349	20,902	15,645	—	70,866
Silver ounces	1,795,159	769,804	—	23,956	—	2,588,919
Zinc pounds					—	—
Lead pounds					—	—

Revenue Split
Gold	49%	47%	100%	100%
Silver	51%	53%			—%
Zinc					—%
Lead					—%

Adjusted costs applicable to sales
Gold ($/oz)	$926	$1,655	$1,775	$1,466		$1,381
Silver ($/oz)	$13.94	$20.24			$—	$15.83
Zinc ($/lb)					$—	$—
Lead ($/lb)					$—	$—

Reconciliation of Costs Applicable to Sales
for Three Months Ended December 31, 2022

In thousands (except metal sales, per ounce or per pound amounts)	Palmarejo	Rochester	Kensington	Wharf	Silvertip	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$55,325	$50,211	$49,887	$30,716	$1,133	$187,272
Amortization	(8,281)	(6,034)	(10,672)	(1,748)	(1,133)	(27,868)
Costs applicable to sales	$47,044	$44,177	$39,215	$28,968	$—	$159,404
Inventory Adjustments	103	(8,429)	(103)	(106)	—	(8,535)
By-product credit	—	—	(59)	(413)	—	(472)
Adjusted costs applicable to sales	$47,147	$35,748	$39,053	$28,449	$—	$150,397

Metal Sales
Gold ounces	25,252	11,646	30,863	20,428	—	88,189
Silver ounces	1,490,444	974,810	—	17,387	—	2,482,641
Zinc pounds					—	—
Lead pounds					—	—

Revenue Split
Gold	55%	52%	100%	100%
Silver	45%	48%			—%
Zinc					—%
Lead					—%

Adjusted costs applicable to sales
Gold ($/oz)	$1,027	$1,596	$1,265	$1,393		$1,270
Silver ($/oz)	$14.23	$17.60			$—	$15.57
Zinc ($/lb)					$—	$—
Lead ($/lb)					$—	$—

Reconciliation of Costs Applicable to Sales
for Three Months Ended September 30, 2022

In thousands (except metal sales, per ounce or per pound amounts)	Palmarejo	Rochester	Kensington	Wharf	Silvertip	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$51,271	$57,681	$50,658	$31,078	$1,260	$191,948
Amortization	(8,027)	(6,921)	(10,369)	(2,191)	(1,260)	(28,768)
Costs applicable to sales	$43,244	$50,760	$40,289	$28,887	$—	$163,180
Inventory Adjustments	(445)	(21,331)	(28)	(152)	—	(21,956)
By-product credit	—	—	(97)	(153)	—	(250)
Adjusted costs applicable to sales	$42,799	$29,429	$40,164	$28,582	$—	$140,974

Metal Sales
Gold ounces	24,378	8,725	27,609	21,070	—	81,782
Silver ounces	1,554,288	733,383	—	7,931	—	2,295,602
Zinc pounds					—	—
Lead pounds					—	—

Revenue Split
Gold	54%	54%	100%	100%
Silver	46%	46%			—%
Zinc					—%
Lead					—%

Adjusted costs applicable to sales
Gold ($/oz)	$948	$1,821	$1,455	$1,357		$1,318
Silver ($/oz)	$12.67	$18.46			$—	$14.52
Zinc ($/lb)					$—	$—
Lead ($/lb)					$—	$—

Reconciliation of Costs Applicable to Sales
for Three Months Ended June 30, 2022

In thousands (except metal sales, per ounce or per pound amounts)	Palmarejo	Rochester	Kensington	Wharf	Silvertip	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$58,800	$42,914	$48,680	$26,600	$1,259	$178,253
Amortization	(9,737)	(4,961)	(9,369)	(2,248)	(1,259)	(27,574)
Costs applicable to sales	$49,063	$37,953	$39,311	$24,352	$—	$150,679
Inventory Adjustments	45	(9,490)	(362)	147	—	(9,660)
By-product credit	—	—	(233)	(124)	—	(357)
Adjusted costs applicable to sales	$49,108	$28,463	$38,716	$24,375	$—	$140,662

Metal Sales
Gold ounces	29,285	8,071	27,666	19,764	—	84,786
Silver ounces	1,854,695	682,677	—	5,828	—	2,543,200
Zinc pounds					—	—
Lead pounds					—	—

Revenue Split
Gold	51%	50%	100%	100%
Silver	49%	50%			—%
Zinc					—%
Lead					—%

Adjusted costs applicable to sales
Gold ($/oz)	$855	$1,763	$1,399	$1,233		$1,207
Silver ($/oz)	$12.97	$20.85			$—	$15.09
Zinc ($/lb)					$—	$—
Lead ($/lb)					$—	$—

Reconciliation of Costs Applicable to Sales for Updated 2023 Guidance

In thousands (except metal sales, per ounce or per pound amounts)	Palmarejo	Kensington	Wharf
Costs applicable to sales, including amortization (U.S. GAAP)	$233,198	$183,769	$118,406
Amortization	(37,547)	(26,764)	(6,319)
Costs applicable to sales	$195,651	$157,005	$112,087
By-product credit	—	—	(3,878)
Adjusted costs applicable to sales	$195,651	$157,005	$108,209

Metal Sales
Gold ounces	104,618	90,673	88,732
Silver ounces	6,784,929		163,607

Revenue Split
Gold	50%	100%	100%
Silver	50%

Adjusted costs applicable to sales
Gold ($/oz)	$900 - $1,050	$1,650 - $1,750	$1,200 - $1,350
Silver ($/oz)	$14.25 - $15.25	—

Reconciliation of Costs Applicable to Sales for Previous 2023 Guidance

In thousands (except metal sales, per ounce or per pound amounts)	Palmarejo	Kensington	Wharf
Costs applicable to sales, including amortization (U.S. GAAP)	$240,135	$198,827	$115,365
Amortization	(39,570)	(39,229)	(5,803)
Costs applicable to sales	$200,565	$159,598	$109,562
By-product credit	—	—	(759)
Adjusted costs applicable to sales	$200,565	$159,598	$108,803

Metal Sales
Gold ounces	106,452	106,863	87,388
Silver ounces	6,802,113	—	32,346

Revenue Split
Gold	51%	100%	100%
Silver	49%

Adjusted costs applicable to sales
Gold ($/oz)	$900 - $1,050	$1,500 - $1,700	$1,200 - $1,350
Silver ($/oz)	$14.25 - $15.25